KIRKPATRICK & LOCKHART LLP
                         1800 MASSACHUSETTS AVENUE, N.W.
                            WASHINGTON, DC 20036-1800

                            TELEPHONE (202) 778-9000
                            FACSIMILE (202) 778-9100

Robert J. Zutz
(202) 778-9059
zutzrj@kl.com

                                 April 29, 1999



First Investors New York Insured Tax Free Fund, Inc.
95 Wall Street
New York, New York  10005

Ladies and Gentlemen:

        You have requested our opinion, as counsel to First Investors New York Insured Tax Free Fund, Inc. (the "Company"), as to certain matters regarding the issuance of Shares of the Company. As used in this letter, the term "Shares" means the Class A and Class B shares of capital stock of the Company.

        As such counsel, we have examined certified or other copies, believed by us to be genuine, of the Company's Articles of Incorporation and Articles Supplementary thereto, by-laws and such resolutions and minutes of meetings of the Company's Board of Directors as we have deemed relevant to our opinion, as set forth herein. Our opinion is limited to the laws and facts in existence on the date hereof, and it is further limited to the laws (other than the conflict of law rules) in the State of Maryland that in our experience are normally applicable to the issuance of shares by corporations and to the Securities Act of 1933 ("1933 Act"), the Investment Company Act of 1940 ("1940 Act") and the regulations of the Securities and Exchange Commission ("SEC") thereunder.

        Based on present laws and facts, we are of the opinion that the issuance of the Shares has been duly authorized by the Company and that, when sold in accordance with the terms contemplated by the Post-Effective Amendment No. 20 to the Company's Registration Statement on Form N-1A ("PEA"), including receipt by the Company of full payment for the Shares and compliance with the 1933 Act and the 1940 Act, the Shares will have been validly issued, fully paid and non-assessable.

First Investors New York Insured Tax Free Fund, Inc.
April 29, 1999
Page 2


        We hereby consent to this opinion accompanying the PEA when it is filed with the SEC and to the reference to our firm in the PEA.

                                            Very truly yours,

                                            KIRKPATRICK & LOCKHART LLP



                                            By   /s/ Robert J. Zutz
                                            --------------------------
                                            Robert J. Zutz